AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is adopted as of this 6th day of April, 2018 by and among:
(i) each of the Guggenheim and Rydex open-end registered investment companies identified as a Target Entity on
Exhibit A hereto (each a "Target Entity"), separately, on
behalf of its respective series identified on Exhibit A
hereto (each a "Target Fund"); and (ii) each of the Invesco PowerShares open-end registered investment companies identified as an Acquiring Entity on Exhibit A hereto (each
an "Acquiring Entity"), separately, on behalf of its
respective series identified on Exhibit A hereto (each an "Acquiring Fund"). Security Investors, LLC ("Security Investors"), Guggenheim Funds Investment Advisors, LLC
("GFIA") and Guggenheim Partners Investment Management, LLC ("GPIM") join this Agreement solely for purposes of
Sections 1.2(f), 5.1(a), 5.1(e), 9.2, 14 and 16.3. Invesco
PowerShares Capital Management LLC ("IPCM") joins this
agreement solely for purposes of Sections 1.2(f), 5.1(a),
9.2, 14, and 16.3.
            WHEREAS, the parties hereto intend for each
Acquiring Fund and the corresponding Target Fund (as set
forth in Exhibit A hereto) to enter into a transaction
pursuant to which: (i) the Acquiring Fund will acquire the
Assets and Liabilities (as each such term is defined in
Section 1.2) of the Target Fund in exchange for shares of
the corresponding Acquiring Fund of equal value to the net
assets of the Target Fund being acquired, and (ii) the
Target Fund will distribute such shares of the Acquiring
Fund to shareholders of the Target Fund, in connection with
the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (each such transaction, a "Reorganization" and collectively, the "Reorganizations"). Each Acquiring Fund is, and will be immediately prior to Closing (defined in Section 3.1), a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the
Assets and Liabilities (each as defined in Section 1.2) of
the Target Fund;
            WHEREAS, each Target Entity and each Acquiring
Entity is an open-end, registered investment company of the
management type; and
            WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation with respect to each Reorganization within the meaning of
Section 368(a)(1) of the United States Internal Revenue
Code of 1986, as amended ("Code").
            NOW, THEREFORE, in consideration of the premises
and of the covenants and agreements hereinafter set forth,
the parties hereto covenant and agree as follows:
1.	DESCRIPTION OF THE REORGANIZATIONS
      1.1.	It is the intention of the parties hereto that
each Reorganization described herein shall be conducted separately of the others, and a party that is not a party to a Reorganization shall incur no obligations, duties or liabilities with respect to such Reorganization by reason of being a party to this Agreement. If any one or more Reorganizations should fail to be consummated, such failure shall not affect the other Reorganizations in any way.
      1.2.	Provided that all conditions precedent to a
Reorganization set forth herein have been satisfied or, to
the extent legally permissible, waived as of the Closing
Time (defined in Section 3.1), and based on the
representations and warranties each party provides to the
others, each Target Entity and its corresponding Acquiring
Entity agree to take the following steps with respect to
their Reorganization(s), the parties to which are set forth
in Exhibit A:
      (a)	The Target Fund shall transfer all of its
Assets, as defined and set forth in Section 1.2(b), to
the Acquiring Fund, and the Acquiring Fund in exchange
therefor shall assume the Liabilities, as defined and
set forth in Section 1.2(c), and deliver to the Target
Fund the number of Acquiring Fund shares, plus cash in
lieu of fractional shares, all as determined in the
manner set forth in Section 2.
      (b)	The assets of the Target Fund to be
transferred to the Acquiring Fund shall consist of all
assets and property, including, without limitation,
all rights, cash, securities, commodities and futures
interests, forwards, swaps and other financial
instruments, claims (whether absolute or contingent,
known or unknown, accrued or unaccrued and including,
without limitation, any interest in pending or future
legal claims in connection with past or present
portfolio holdings, whether in the form of class
action claims, opt-out or other direct litigation
claims, or regulator or government-established
investor recovery fund claims, and any and all
resulting recoveries), receivables (including
dividends, interest, principal, subscriptions and
other receivables), goodwill and other intangible
property, and choses in action, copies of all books
and records belonging to the Target Fund (including
all books and records required to be maintained under
the Investment Company Act of 1940, as amended (the
"1940 Act")), any deferred or prepaid expenses shown
as an asset on the books of the Target Fund as of the
Closing Time, and all interests, rights, privileges
and powers, other than the Target Fund's rights under
this Agreement on the Valuation Date as defined in
Section 2.1(a) (collectively, "Assets"), but excluding
(i) the estimated costs of extinguishing any Excluded
Liability (as defined in Section 1.2(c))and (ii) any
service agreements to which the Target Fund is a party (collectively, "Excluded Assets"). The Assets of the
Target Fund shall be delivered to the Acquiring Fund
free and clear of all liens, encumbrances,
hypothecations and claims whatsoever, and there shall
be no restrictions on the full transfer thereof.  For
the avoidance of doubt, any Excluded Assets shall
remain the property of the Target Fund and Acquiring
Fund shall have no rights thereunder.
      (c)	The Acquiring Fund shall assume only those
liabilities, expenses, costs, charges and reserves
reflected on the Statement of Assets and Liabilities
of the Target Fund prepared on behalf of the Target
Fund, as of the Valuation Date, in accordance with
accounting principles generally accepted in the United
States of America ("GAAP") consistently applied from
the prior audited period,  (collectively,
"Liabilities").  For the avoidance of doubt, the
Acquiring Fund shall assume only those Liabilities
reflected in such Statement of Assets and Liabilities
of the Target Fund and shall not assume any other
liabilities, whether absolute or contingent, known or
unknown, accrued or unaccrued, all of which shall
remain the obligation of the Target Fund, including
any Liabilities related to or arising from the
Excluded Assets (collectively, the "Excluded
Liabilities"), which, for the avoidance of doubt,
shall include those Excluded Liabilities set forth in
Schedule 1.2(c). The Target Fund will use its
reasonable best efforts to discharge all known
Liabilities prior to or at the Valuation Date (as
defined in Section 2.1(a)) to the extent permissible
and consistent with its own investment objectives and
policies.  The Assets minus the Liabilities of a
Target Fund shall be referred to herein as the Target
Fund's "Net Assets." Notwithstanding anything
contained herein to the contrary, the Excluded
Liabilities are not, and shall not be, assumed by the
Acquiring Fund, and all Excluded Liabilities shall
remain the liabilities of the Target Fund.
      (d)	As soon as is reasonably practicable after
the Closing, the Target Fund will distribute to its
shareholders of record ("Target Fund Shareholders")
the shares of the Acquiring Fund received by the
Target Fund pursuant to Section 1.2(a), as set forth
in Exhibit A, on a pro rata basis, and without further
notice the outstanding shares of the Target Fund will
be redeemed and cancelled as permitted by its
Governing Documents (as defined in Section 4.1) and
applicable law, and the Target Fund will as promptly
as practicable completely liquidate and dissolve as
permitted by its Governing Documents and applicable
law.  Such distribution to the Target Fund
Shareholders and liquidation of  the Target Fund will
be accomplished by the transfer of the Acquiring
Fund's shares then credited to the account of the
Target Fund on the books of the Acquiring Fund to open
accounts on the share records of the Acquiring Fund in
the names of the Target Fund Shareholders.  The
aggregate net asset value of the Acquiring Fund's
shares to be so credited to the corresponding Target
Fund Shareholders shall be equal to the aggregate net
asset value of the corresponding Target Fund's shares
owned by the Target Fund Shareholders on the Valuation
Date, plus cash in lieu of fractional shares.  The
Acquiring Fund shall not issue certificates
representing shares in connection with such exchange.
      (e)	Ownership of the Acquiring Fund's shares
will be shown on its books, as such are maintained by
the Acquiring Fund's transfer agent.
      (f)	Beginning at least fifteen (15) business
days prior to the Valuation Date, the Target Fund will
provide IPCM and the Acquiring Fund with a daily
schedule of the Assets then held by the Target Fund.
At least ten (10) business days prior to the Valuation
Date, IPCM, on behalf of the Acquiring Fund, will
advise Security Investors, GFIA, GPIM and the Target
Fund of any investments of the Target Fund shown on
the Target Fund's schedule of Assets that the
Acquiring Fund would not be permitted to hold (i)
under its investment restrictions; (ii) under
applicable law; or (iii) because the transfer of such
investments would result in material operational or administrative difficulties (including relating to valuation matters) to the Acquiring Fund in connection
with facilitating the orderly transition of the Target
Fund's Assets to the Acquiring Fund.  Under such
circumstances, to the extent practicable, the Target
Fund will, if requested by the Acquiring Fund and, to
the extent permissible and consistent with its own
investment objectives and policies and the fiduciary
duties of the investment adviser responsible for the
portfolio management of the Target Fund, dispose of
such investments prior to the Valuation Date.
Notwithstanding the foregoing, nothing herein will
permit or require the Target Fund to dispose of any
Assets, if, in the reasonable judgment of the Target
Entity's board of trustees or the Target Fund's
investment adviser, such disposition would adversely
affect the tax-free nature of the Reorganization for
U.S. federal income tax purposes, or would adversely
affect the Target Fund's status as a "regulated
investment company" under the Code or would otherwise
not be in the best interests of the Target Fund.
      (g)	Any transfer taxes payable upon issuance of
the Acquiring Fund's shares in a name other than the
registered holder of the Target Fund's shares on the
books and records of the Target Fund as of that time
shall, as a condition of such issuance and transfer,
be paid by the person to whom the Acquiring Fund's
shares are to be issued and transferred.
      (h)	Immediately after the Closing Time, the
share transfer books relating to the Target Fund shall
be closed and no transfer of shares shall thereafter
be made on such books.
2.	VALUATION
      2.1.	With respect to each Reorganization:
      (a)	The value of the Target Fund's Assets shall
be the value of such Assets computed as of immediately
after the close of regular trading on the New York
Stock Exchange ("NYSE"), which shall reflect the
declaration of any dividends, on the Closing Date (the
"Valuation Date"), using the valuation procedures set
forth in the then-current prospectus for the Target
Fund and the valuation procedures established by the
Target Entity's board of trustees.  On the Valuation
Date, the Target Fund shall record the value of the
Assets, as valued pursuant to this Section 2.1(a), on
a valuation report (the "Valuation Report") and
deliver a copy of the Valuation Report to the
Acquiring Fund by 7:00 p.m. (Eastern time) on the
Valuation Date, or as soon as practicable thereafter.
      (b)	The net asset value per share of the
Acquiring Fund shares issued in connection with the Reorganization shall be the net asset value per share of the Target Fund as of the close of business on the
Valuation Date.
      (c)	The number of Acquiring Fund shares issued
in exchange for the Target Fund's Net Assets shall
equal the number of shares of the Target Fund
outstanding as of the Valuation Date.  All Acquiring
Fund shares delivered to a Target Fund will be
delivered at net asset value without the imposition of
a sales load, commission, transaction fee or other
similar fee.
      (d)	All computations of value shall be made by
the Target Fund or its designated recordkeeping agent
using the valuation procedures described in this
Section 2 and shall be subject to review by the
Acquiring Fund and/or its recordkeeping agent, and, if
requested by either the Target Entity or the Acquiring
Entity, by the independent registered public
accountant of the requesting party.
3.	CLOSING AND CLOSING DATE
      3.1.	Each Reorganization shall close on the date of
the closing of the transactions contemplated by that
certain Transaction Agreement (the "Transaction Agreement")
dated as of September 28, 2017 between Invesco Ltd., a
Bermuda corporation, and Guggenheim Capital, LLC, a
Delaware limited liability company, or such other date as
the parties may agree with respect to any or all
Reorganizations (the "Closing Date").  All acts taking
place at the closing of a Reorganization ("Closing") shall, subject to the satisfaction or waiver of the conditions in this Agreement, be deemed to take place simultaneously as
of the later of 7:01 p.m. Eastern time or the finalization
of the applicable Target Fund's net asset value on the
Closing Date of that Reorganization, unless otherwise
agreed to by the parties (the "Closing Time").  The Closing
of each Reorganization shall be held in person, by
facsimile, email or such other communication means as the
parties may reasonably agree.  The Target Fund shall notify
the Acquiring Fund of any portfolio security held by the
Target Fund in other than book-entry form at least five (5) business days prior to the Closing Date.
      3.2.	With respect to each Reorganization:
      (a)	The Target Fund's portfolio securities,
investments or other assets that are represented by a
certificate or other written instrument shall be
transferred and delivered by the Target Fund as of the
Closing Time to the Acquiring Fund's custodian for the
account of the Acquiring Fund duly endorsed in proper
form for transfer and in such condition as to
constitute good delivery thereof.  The Target Fund
shall direct the Target Fund's custodian (the "Target
Custodian") to deliver to the Acquiring Fund's
custodian as of the Closing Date by book entry, in
accordance with the customary practices of Target
Custodian and any securities depository (as defined in
Rule 17f-4 under the 1940 Act), in which the Assets
are deposited, the Target Fund's portfolio securities
and instruments so held. The Target Fund's portfolio
securities represented by a certificate or other
written instrument shall be presented by the Target
Custodian to the Acquiring Fund's custodian.  Such
presentation shall be made for examination no later
than five (5) business days preceding the Closing
Date, and such certificates and other written
instruments shall be transferred and delivered by the
Target Fund as of the Closing Time for the account of
the Acquiring Fund duly endorsed in proper form for
transfer in such condition as specified by the
Acquiring Fund's custodian so as to constitute good
delivery thereof.  The cash to be transferred by the
Target Fund shall be delivered to the Acquiring Fund's
custodian by wire transfer of federal funds or other
appropriate means on the Closing Date.  If the Target
Fund is unable to make such delivery on the Closing
Date in the manner contemplated by this Section for
the reason that any of such securities or other
investments purchased prior to the Closing Date have
not yet been delivered to the Target Fund or its
broker, then the Acquiring Fund may, in its sole
discretion, waive the delivery requirements of this
Section with respect to said undelivered securities or
other investments if the Target Fund has, by or on the
Closing Date, delivered to the Acquiring Fund or its
custodian executed copies of an agreement of
assignment and escrow and due bills executed on behalf
of said broker or brokers, together with such other
documents as may be required by the Acquiring Fund or
its custodian, such as brokers' confirmation slips.
      (b)	The Target Entity shall direct the Target
Custodian for the Target Fund to deliver, at the
Closing, a certificate of an authorized officer
stating that (i) except as permitted by Section
3.2(a), the Assets have been delivered in proper form
to the Acquiring Fund no later than the Closing Time
on the Closing Date, and (ii) all necessary taxes in
connection with the delivery of the Assets, including
all applicable federal, state and foreign stock
transfer stamps, if any, have been paid or provision
for payment has been made.  At the Closing, or as soon
as practicable thereafter, the Acquiring Entity will
cause the custodian for the Acquiring Fund to deliver
a certificate of an authorized officer acknowledging
that the Acquiring Fund has received the Target Fund
portfolio securities, cash and any other Assets as of
the final settlement date for such transfers.
      (c)	At such time prior to the Closing Date as
the parties mutually agree, the Target Fund shall
provide instructions and related information to the
Acquiring Fund or its transfer agent with respect to
the Target Fund Shareholders, including names,
addresses, dividend reinvestment elections, if any,
and tax withholding status of the Target Fund
Shareholders as of the date agreed upon (such
information to be updated as of the Closing Date, as
necessary).  The Acquiring Fund and its transfer agent
shall have no obligation to inquire as to the
validity, propriety or correctness of any such
instruction, information or documentation, but shall,
in each case, assume that such instruction,
information or documentation is valid, proper, correct
and complete.
      (d)	The Target Entity shall direct the transfer
agent for a Target Fund (the "Target Transfer Agent")
to deliver to the Acquiring Fund at the Closing a
certificate of an authorized officer stating that its
records, as provided to the Acquiring Fund, contain
the names and addresses of the Target Fund
Shareholders and the number of outstanding shares
owned by each such shareholder immediately prior to
the Closing. The Acquiring Fund shall issue and
deliver to the Secretary of the Target Fund a
confirmation evidencing the Acquiring Fund shares to
be credited on the Closing Date, or provide other
evidence satisfactory to the Target Entity that such
Acquiring Fund's shares have been credited to the
Target Fund Shareholders' accounts on the books of the
Acquiring Fund.  At the Closing, each party shall
deliver to the other such bills of sale, checks,
assignments, certificates, if any, receipts or other
documents as such other party or its counsel may
reasonably request.
      (e)	In the event that on the Valuation Date or
the Closing Date (i) the NYSE or another primary
trading market for portfolio securities of the Target
Fund (each, an "Exchange") shall be closed to trading
or trading thereupon shall be restricted, or (ii)
trading or the reporting of trading on such Exchange
or elsewhere shall be disrupted so that, in the
judgment of the board of trustees of the Acquiring
Entity or the Target Entity, or the authorized
officers of such entities, accurate appraisal of the
value of the net assets of the Acquiring Fund or the
Target Fund, respectively, is impracticable, the
Valuation Date and the Closing Date shall be postponed
until the first business day after the day when
trading shall have been fully resumed and reporting
shall have been restored or such later dates as may be
mutually agreed in writing by an authorized officer of
each party.
4.	REPRESENTATIONS AND WARRANTIES
      4.1.	Each Target Entity, on behalf of itself or, where
applicable a Target Fund, represents and warrants to the corresponding Acquiring Entity and Acquiring Fund as follows:
      (a)	The Target Entity is a statutory trust
organized under the laws of the State of Delaware,
validly existing and in good standing and with power
under the Target Entity's governing documents
(including bylaws), as applicable ("Governing
Documents"), to own all of its Assets, to carry on its
business as it is now being conducted and to enter
into this Agreement and perform its obligations
hereunder.  The Target Fund is a duly established and
designated separate series of the Target Entity;
      (b)	The Target Entity is a registered investment
company classified as a management company of the
open-end type, and its registration with the U.S.
Securities and Exchange Commission (the "Commission")
as an investment company under the 1940 Act, and the
registration of the shares of the Target Fund under
the Securities Act of 1933, as amended ("1933 Act"),
are in full force and effect, and will be in full
force and effect on the Closing Date, and no action or
proceeding to revoke or suspend such registrations is
pending, or to the knowledge of the Target Fund,
threatened.  All issued and outstanding shares of the
Target Fund have been offered for sale in conformity
in all material respects with applicable federal and
state securities laws;
      (c)	No consent, approval, authorization, or
order of any court or governmental authority or the
Financial Industry Regulatory Authority ("FINRA") is
required for the consummation by the Target Fund and
the Target Entity of the transactions contemplated
herein, except such as have been obtained or will be
obtained prior to the Closing Date under the 1933 Act,
the Securities Exchange Act of 1934, as amended ("1934
Act"), the 1940 Act, state securities or blue sky laws
(which term as used herein shall include the laws of
the District of Columbia and of Puerto Rico) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976
(the "Hart-Scott-Rodino Act"), each of which, as
required, shall have been obtained on or prior to the
Closing Date. No consent of or notice to any other
third party or entity is required for the consummation
by the Target Fund of the transactions contemplated by
this Agreement;
      (d)	The prospectus and statement of additional
information and current shareholder reports of the
Target Fund, and each prospectus and statement of
additional information and shareholder reports of the
Target Fund used at all times during the three (3)
years prior to the date of this Agreement, conform or
conformed at the time of its use in all material
respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of
the Commission thereunder and does not or did not at
the time of its use include any untrue statement of a
material fact or omit to state any material fact
required to be stated therein or necessary to make the
statements therein, in light of the circumstances
under which they were made, not materially misleading;
      (e)	The Target Fund is in compliance in all
material respects with, and during the three (3) years
prior to the date of this Agreement was in compliance
in all material respects with, the requirements of,
and the rules and regulations under, the 1933 Act, the
1934 Act and the 1940 Act, state securities laws and
all other applicable federal and state laws or
regulations.  The Target Fund is in compliance in all
material respects with, and during the three (3) years
prior to the date of this Agreement was in compliance
in all material respects with,  its investment
objectives, policies, guidelines and restrictions and
compliance procedures, and the value of the Net Assets
of the Target Fund is, and during such period was,
determined using portfolio valuation methods that, in
the reasonable judgment of the Target Fund, comply in
all material respects with the requirements of the
1940 Act and the rules and regulations of the
Commission thereunder and the pricing and valuation
policies of the Target Fund and there have been no
material miscalculations of the net asset value of the
Target Fund or the net asset value per share of the
Target Fund during the twelve (12) month period
preceding the date hereof that have not been remedied
or will not be remedied prior to the Closing Date in
accordance with industry practice that, individually
or in the aggregate, would have a material adverse
effect on the Target Fund or its Assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.  All
advertising and sales material used by the Target Fund
during the twelve (12) months prior to the date of
this Agreement complied in all material respects, at
the time such material was used, with applicable law
and the rules and regulations of the FINRA;
      (f)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the Acquiring
Fund, the Target Fund will as of the Closing Time have
good and marketable title to the Assets and full
right, power, and authority to sell, assign, transfer
and deliver such Assets free of adverse claims,
including any liens or other encumbrances, and upon
delivery and payment for such Assets, the Acquiring
Fund will acquire good and marketable title thereto,
free of adverse claims and subject to no restrictions
on the full transfer thereof, including, without
limitation, such restrictions as might arise under the
1933 Act, provided that the Acquiring Fund will, as
applicable, acquire assets that are segregated as
collateral for the Target Fund's derivative positions,
including without limitation as collateral for swap
positions and as margin for futures positions, subject
to such segregation and liens that apply to such
Assets;
      (g)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the Acquiring
Fund, the Target Fund is not engaged currently, and
the execution, delivery and performance of this
Agreement will not result, in (i) a material violation
of the Target Entity's Governing Documents or of any
agreement, indenture, instrument, contract, lease or
other undertaking to which the Target Fund or the
Target Entity is a party or by which it is bound, or
(ii) the acceleration of any obligation, or the
imposition of any lien, encumbrance, penalty or
additional fee under any agreement, indenture,
instrument, contract, lease, judgment or decree to
which the Target Fund or Target Entity is a party or
by which it is bound;
      (h)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the Acquiring
Fund, all material contracts or other commitments of
the Target Fund (other than this Agreement and certain
investment contracts, including swap agreements,
options, futures and forward contracts) will terminate
or be terminated with respect to the Target Fund
without liability to the Target Fund or may otherwise
be assigned to the Acquiring Fund without the payment
of any fee (penalty or otherwise) or acceleration of
any obligations of the Target Fund on or prior to the
Closing Date;
      (i)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the Acquiring
Fund, no litigation or administrative proceeding or
investigation of or before any court, tribunal,
arbitrator, governmental body, regulatory agency or
FINRA is presently pending or, to the Target Fund's
knowledge, threatened against the Target Fund that, if
adversely determined, would materially and adversely
affect the Target Fund's financial condition or the
conduct of its business or the Target Fund's ability
to consummate the transactions contemplated by this
Agreement.  The Target Fund and the Target Entity,
without any special investigation or inquiry, know of
no facts that might form the basis for the institution
of such proceedings and neither the Target Entity nor
the Target Fund is a party to or subject to the
provisions of any order, decree or judgment of any
court, governmental body, regulatory agency or FINRA
that materially and adversely affects its business or
its ability to consummate the transactions herein
contemplated.  Neither the Target Entity nor the
Target Fund is in violation of, or has violated, nor,
to the knowledge of the Target Entity, is under
investigation with respect to or has been threatened
to be charged with or given notice of any violation
of, any applicable law or regulation. The Target Fund
(i) does not have outstanding any option to purchase
or other right to acquire shares of the Target Fund
issued or granted by or on behalf of the Target Fund
to any person; (ii) has not entered into any contract
or agreement or amendment of any contract or agreement
or terminated any contract or agreement, in each case
material to the operation of the Target Fund, except
as otherwise contemplated by this Agreement or as
disclosed to the Acquiring Fund; (iii) has not
incurred any indebtedness, other than in the ordinary
course of business consistent with the investment
objective and policies of the Target Fund; (iv) has
not entered into any amendment of its Governing
Documents that has not been disclosed to the Acquiring
Fund; (v) does not have outstanding any grant or
imposition of any lien, claim, charge or encumbrance
(other than encumbrances arising in the ordinary
course of business) upon any asset of the Target Fund
other than a lien for taxes not yet due and payable;
and (vi) has not entered into any agreement or made
any commitment to do any of the foregoing except as
disclosed to the Acquiring Fund;
      (j)	The financial statements of the Target Fund
for the Target Fund's most recently completed fiscal
year have been audited by the independent registered
public accounting firm identified in the Target Fund's
prospectus or statement of additional information
included in the Target Fund's registration statement
on Form N-1A.  Such statements, as well as the
unaudited, semi-annual financial statements for the
semi-annual period next succeeding the Target Fund's
most recently completed fiscal year, if any, were
prepared in accordance with GAAP consistently applied,
and such statements (copies of which have been
furnished or made available to the Acquiring Fund)
present fairly, in all material respects, the
financial condition of the Target Fund as of such date
in accordance with GAAP, and there are no known
contingent liabilities of the Target Fund required to
be reflected on a balance sheet (including the notes
thereto) in accordance with GAAP as of such date not
disclosed therein.  No significant deficiency,
material weakness, fraud, significant change or other
factor that could significantly affect the internal
controls of the Target Fund has been disclosed or is
required to be disclosed in the Target Fund's reports
on Form N-CSR and, to the knowledge of the Target
Fund, no such disclosure will be required as of the
Closing Date;
      (k)	Since the last day of the Target Fund's most
recently completed fiscal year, there has not been any
material adverse change in the Target Fund's financial
condition, assets, liabilities or business, other than
changes occurring in the ordinary course of business,
except as otherwise disclosed to and accepted by the
Acquiring Fund in writing. For the purposes of this subparagraph, a decline in net asset value due to declines in market values of securities held by the
Target Fund, the redemption of the Target Fund's
shares by shareholders of the Target Fund or the
discharge of the Target Fund's ordinary course
liabilities shall not constitute a material adverse
change;
      (l)	On the Closing Date, all material Tax
Returns (as defined below) of the Target Fund required
by law to have been filed by such date (including any
extensions) shall have been filed and are or will be
true, correct and complete in all material respects,
and all Taxes (as defined below) shown as due or
claimed to be due by any government entity shall have
been paid or provision has been made for the payment
thereof.  To the Target Fund's knowledge, no such Tax
Return is currently under audit by any federal, state,
local or foreign Tax authority; no assessment has been
asserted with respect to such Tax Returns; there are
no levies, liens or other encumbrances on the Target
Fund or its assets resulting from the non-payment of
any Taxes; no waivers of the time to assess any such
Taxes are outstanding nor are any written requests for
such waivers pending; and adequate provision has been
made in the Target Fund financial statements for all
Taxes in respect of all periods ended on or before the
date of such financial statements.  The Target Fund is
in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of distributions on and redemptions
of its shares of beneficial interest and to
withholding in respect of distributions to
shareholders, and is not liable for any material
penalties that could be imposed thereunder. As used in
this Agreement, "Tax" or "Taxes" means any tax,
governmental fee or other like assessment or charge of
any kind whatsoever (including, but not limited to,
excise tax and withholding on amounts paid to or by
any person), together with any interest, penalty,
addition to tax or additional amount imposed by any
governmental authority (domestic or foreign)
responsible for the imposition of any such tax. "Tax
Return" means reports, returns, information returns,
dividend reporting forms, elections, agreements,
declarations, or other documents or reports of any
nature or kind (including any attached schedules,
supplements and additional or supporting material)
filed or required to be filed or furnished or required
to be furnished with respect to Taxes, including any
claim for refund, amended return or declaration of
estimated Taxes (and including any amendments with
respect thereto);
      (m)	The Target Fund: (i) is not (and will not be
as of the Closing Date) classified as a partnership,
and instead is (and will be as of the Closing Date)
classified as an association that is subject to tax as
a corporation for federal tax purposes and either has
elected the latter classification by filing Form 8832
with the Internal Revenue Service (the "Service") or
is a "publicly traded partnership" (as defined in
Section 7704(b) of the Code) that is treated as a
corporation for federal tax purposes, (ii) has elected
to be a regulated investment company under Subchapter
M of the Code, and (iii) is a "fund," as defined in
Section 851(g)(2) of the Code, that is treated as a
separate corporation under Section 851(g)(1) of the
Code.  The Target Fund has qualified for treatment as
a regulated investment company for each taxable year
since inception that has ended prior to the Closing
Date and will have satisfied the requirements of Part
I of Subchapter M of the Code to maintain such
qualification for the period beginning on the first
day of its current taxable year and ending on the
Closing Date, and for each such taxable year (or
portion thereof), the Target Fund has been eligible to
compute its federal income tax under Section 852 of
the Code. The Target Fund will satisfy the
diversification requirements of Section 851(b)(3) of
the Code without regard to the last sentence of
Section 851(d)(1) of the Code as of the last taxable
year quarter end of the Target Fund closing on or
before the Closing Date. The Target Fund has not had
at any time since its inception (and will not have as
of the Closing Date) any material tax liability under
Sections 852 or 4982 of the Code for any period ended
on or before the Closing Date. The Target Fund has no
earnings or profits accumulated with respect to any
taxable year in which the provisions of Subchapter M
of the Code did not apply to the Target Fund;
      (n)	The Target Fund has not changed its taxable
year end within the most recent 48-month period ending
on the last day of the month immediately preceding the
Closing Date of a Reorganization, and it does not
intend to change its taxable year end prior to the
Closing Date;
      (o)	The Target Fund has not undergone, has not
agreed to undergo, nor is required to undergo (nor
will it be required as a result of the transactions
contemplated in this Agreement to undergo) a change in
its method of accounting resulting in an adjustment to
its taxable income pursuant to Section 481 of the
Code. The Target Fund (including the Acquiring Fund as
its successor) will not be required to include any
item of income in, or exclude any item of deduction
from, taxable income for any taxable period (or
portion thereof) ending after the Closing Date as a
result of any (i) change in method of accounting for a
taxable period ending on or prior to the Closing Date;
(ii) "closing agreement" as described in Section 7121
of the Code (or any corresponding or similar provision
of state, local or foreign income tax law) executed on
or prior to the Closing Date; (iii) installment sale
or open transaction disposition made on or prior to
the Closing Date; or (iv) prepaid amount received on
or prior to the Closing Date;
      (p)	The Target Fund has not been notified in
writing that any examinations of the Tax Returns of
the Target Fund are currently in progress or
threatened, and, to the knowledge of the Target Fund,
no such examinations are currently in progress or
threatened, and no deficiencies have been asserted or
assessed against the Target Fund as a result of any
audit by the Service or any state, local or foreign
taxing authority, and, to the knowledge of the Target
Fund, no such deficiency has been proposed or
threatened, and there are no levies, liens or other
encumbrances related to Taxes existing or known to the
Target Fund to be threatened or pending with respect
to the Assets of the Target Fund;
      (q)	The Target Fund has no actual or potential
liability for any Tax obligation of any taxpayer other
than itself. The Target Fund is not currently and has
never been a member of a group of corporations with
which it has filed (or been required to file)
consolidated, combined or unitary tax returns. The
Target Fund is not a party to any Tax allocation,
sharing, or indemnification agreement;
      (r)	All issued and outstanding shares of the
Target Fund are, and on the Closing Date will be, duly
and validly issued and outstanding, fully paid and
non-assessable by the Target Entity, and are not, and
on the Closing Date will not be, subject to preemptive
or objecting shareholder rights. In every state where
offered or sold, such offers and sales have been in
compliance in all material respects with applicable
registration and/or notice requirements of the 1933
Act and state and District of Columbia securities
laws.  All of the issued and outstanding shares of the
Target Fund will, at the time of Closing, be held by
the persons and in the amounts set forth in the
records of the Target Transfer Agent, on behalf of the
Target Fund.  The Target Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of the shares of the
Target Fund, nor is there outstanding any security
convertible into any of the Target Fund's shares;
      (s)	The Target Entity, on behalf of the Target
Fund, has all requisite power and authority to enter
into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement has been duly authorized
by all necessary action, if any, on the part of the
trustees of the Target Entity and, subject to the
approval of the shareholders of the Target Fund (only
with respect to those obligations under this Agreement
that are contingent on such shareholder approval) and
the due authorization, execution and delivery of this
Agreement by the other parties hereto, this Agreement
will constitute a valid and binding obligation of the
Target Fund, enforceable in accordance with its terms,
subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity
principles;
      (t)	The information relating to the Target Fund
furnished by the Target Fund for use in no-action
letters, applications for orders, registration
statements, proxy materials and other documents filed
or to be filed with any federal, state or local
regulatory or self-regulatory authority that are
necessary in connection with the transactions
contemplated hereby is and will be accurate and
complete in all material respects and will comply in
all material respects with federal securities laws and regulations thereunder and other applicable laws and regulations applicable thereto;
      (u)	As of the date of this Agreement or within a
certain time thereafter as mutually agreed by the
parties, the Target Fund has provided the Acquiring
Fund with all information relating to the Target Fund
reasonably necessary for the preparation of the N-14
Registration Statement (as defined in Section 5.1(b)
hereof), in compliance with the 1933 Act, the 1934 Act
and the 1940 Act in connection with the meeting of
shareholders of the Target Fund to approve this
Agreement and the transactions contemplated hereby.
As of the effective date of the N-14 Registration
Statement, the date of the meeting of shareholders of
the Target Fund and the Closing Date, such information
provided by any Target Fund will not contain any
untrue statement of a material fact or omit to state a
material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances under which such statements were
made, not misleading; provided, however, that the
representations and warranties in this subparagraph
shall not apply to statements in or omissions from the
N-14 Registration Statement made in reliance upon and
in conformity with information that was furnished by
the Acquiring Fund for use therein;
      (v)	The books and records of the Target Fund are
true and correct in all material respects and contain
no material omissions with respect to information
required to be maintained under the laws, rules and
regulations applicable to the Target Fund;
      (w)	The Target Entity has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act relating
to the Target Fund;
      (x)	The Target Entity has adopted and
implemented written policies and procedures related to
insider trading and a code of ethics that complies
with all applicable provisions of Section 17(j) of the
1940 Act and Rule 17j-1 thereunder;
      (y)	The Target Entity and the Target Fund have
maintained any material license, permit, franchise, authorization, certification and approval required by any governmental entity in the conduct of its business
(the "Licenses and Permits"). Each License and Permit
has been duly obtained, is valid and in full force and
effect, and is not subject to any pending or, to the
knowledge of the Target Entity, threatened
administrative or judicial proceeding to revoke,
cancel, suspend or declare such License and Permit
invalid;
      (z)	The Target Entity is not under the
jurisdiction of a court in a Title 11 or similar case
within the meaning of Section 368(a)(3)(A) of the
Code; and
      (aa)	The Target Fund has no unamortized or unpaid
organizational fees or expenses.
      4.2.	Each Acquiring Entity, on behalf of the Acquiring
Fund, represents and warrants to the corresponding Target
Entity and Target Fund as follows:
      (a)	The Acquiring Fund is duly organized as a
series of the Acquiring Entity, which, with respect to PowerShares Exchange-Traded Fund Trust and PowerShares Exchange-Traded Fund Trust II, is a voluntary association with transferable shares (commonly known
as a business trust) duly formed, validly existing,
and in good standing under the laws of the
Commonwealth of Massachusetts, and, with respect to
PowerShares Actively Managed Exchange-Traded Fund
Trust and PowerShares Exchange-Traded Self-Indexed
Fund Trust, is a statutory trust duly formed, validly
existing, and in good standing under the laws of the
State of Delaware, each with power under its Governing
Documents to own all of its properties and assets and
to carry on its business as it is now being, and as it
is contemplated to be, conducted and to enter into
this Agreement and perform its obligations hereunder;
      (b)	The Acquiring Entity is a registered
investment company classified as a management company
of the open-end type, and its registration with the
Commission as an investment company under the 1940 Act
and the registration of shares of the Acquiring Fund
under the 1933 Act are in full force and effect, and
will be in full force and effect on the Closing Date,
and no action or proceeding to revoke or suspend such registrations is pending, or to the knowledge of the
Acquiring Fund, threatened;
      (c)	No consent, approval, authorization, or
order of any court, governmental authority or FINRA is
required for the consummation by the Acquiring Fund of
the transactions contemplated herein, except such as
have been or will be (at or prior to the Closing Date)
obtained under the 1933 Act, the 1934 Act, the 1940
Act and state securities or blue sky laws (which term
as used herein shall include the laws of the District
of Columbia and of Puerto Rico) and the Hart-Scott-
Rodino Act, each of which, as required, shall have
been obtained on or prior to the Closing Date.  No
consent of or notice to any other third party or
entity is required for the consummation by the
Acquiring Fund of the transactions contemplated by
this Agreement;
      (d)	The prospectus and statement of additional
information of the Acquiring Fund to be used in
connection with the Reorganization will conform at the
time of their use in all material respects to the
applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission
thereunder and will not include any untrue statement
of a material fact or omit to state any material fact
required to be stated therein or necessary to make the
statements therein, in light of the circumstances
under which they were made, not misleading;
      (e)	The Acquiring Fund is not engaged currently,
and the execution, delivery and performance of this
Agreement will not result, in (i) a material violation
of the Acquiring Entity's Governing Documents or of
any agreement, indenture, instrument, contract, lease
or other undertaking to which the Acquiring Fund or
the Acquiring Entity is a party or by which it is
bound, or (ii) the acceleration of any obligation, or
the imposition of any lien, encumbrance, penalty, or
additional fee under any agreement, indenture,
instrument, contract, lease, judgment or decree to
which the Acquiring Fund or the Acquiring Entity is a
party or by which it is bound;
      (f)	Except as otherwise disclosed in writing to
and accepted by or on behalf of the Target Fund, no
litigation or administrative proceeding or
investigation of or before any court, tribunal,
arbitrator, governmental body, regulatory agency or
FINRA is presently pending or, to the Acquiring Fund's
knowledge, threatened against the Acquiring Fund that,
if adversely determined, would materially and
adversely affect the Acquiring Fund's financial
condition or the conduct of its business or the
Acquiring Fund's ability to consummate the
transactions contemplated by this Agreement.  The
Acquiring Fund and the Acquiring Entity, without any
special investigation or inquiry, know of no facts
that might form the basis for the institution of such
proceedings and neither the Acquiring Entity nor the
Acquiring Fund is a party to or subject to the
provisions of any order, decree or judgment of any
court, governmental body, regulatory agency or FINRA
that materially and adversely affects its business or
its ability to consummate the transactions herein
contemplated;
      (g)	The Acquiring Fund has not yet commenced
operations.  The Reorganization will be structured as
a "shell reorganization" subject to U.S. federal
income tax treatment under Section 368(a)(1)(F) of the
Code.  The Acquiring Fund is, and will be at the time
of Closing, a new series portfolio of the Acquiring
Entity created within the last twelve (12) months,
without assets (other than seed capital) or
liabilities, formed for the purpose of receiving the
Assets and assuming the Liabilities of the Target Fund
in connection with the Reorganization and,
accordingly, the Acquiring Fund has not prepared books
of account and related records or financial statements
or issued any shares except those issued in a private
placement to IPCM or its affiliate to secure any
required initial shareholder approvals;
      (h)	On the Closing Date, all material Tax
Returns of the Acquiring Fund required by law to have
been filed by such date (including any extensions)
shall have been filed and are or will be true, correct
and complete in all material respects, and all Taxes
shown as due or claimed to be due by any government
entity shall have been paid or provision has been made
for the payment thereof. To the Acquiring Fund's
knowledge, no such Tax Return is currently under audit
by any federal, state, local or foreign Tax authority;
no assessment has been asserted with respect to such
Tax Returns; there are no levies, liens or other
encumbrances on the Acquiring Fund or its assets
resulting from the non-payment of any Taxes; and no
waivers of the time to assess any such Taxes are
outstanding nor are any written requests for such
waivers pending;
      (i)	The Acquiring Fund: (i) was formed for the
purpose of the respective Reorganization, (ii) is not (and will not be as of the Closing Date) classified as a partnership, and instead is (and will be as of the Closing Date) classified as an association that is subject to tax as a corporation for federal tax purposes and either has elected (or will timely elect) the latter classification by filing Form 8832 with the Service or is (or will be as of the Closing Date) a "publicly traded partnership" (as defined in Section
7704(b) of the Code) that is treated as a corporation for federal tax purposes, (iii) has not filed any income tax return, and intends to qualify to be a regulated investment company under Subchapter M of the Code for its taxable year which includes the Closing
Date, holds and has held no property other than de minimis assets related to its formation or maintenance of its legal status and has and has had no tax attributes other than attributes related to such de minimis assets, and (iv) is a "fund," as defined in
Section 851(g)(2) of the Code, that is treated as a separate corporation under Section 851(g)(1) of the Code. The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

      (j)	The Acquiring Entity, on behalf of the
Acquiring Fund, has all requisite power and authority
to enter into this Agreement and to consummate the
transactions contemplated herein.  The execution,
delivery and performance of this Agreement will have
been duly authorized prior to the Closing Date by all
necessary action, if any, on the part of the trustees
of the Acquiring Entity, on behalf of the Acquiring
Fund, and subject to the approval of shareholders of
the Target Fund and the due authorization, execution
and delivery of the Agreement by the other parties
thereto, this Agreement will constitute a valid and
binding obligation of the Acquiring Fund, enforceable
in accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating to
or affecting creditors' rights and to general equity
principles;
      (k)	The shares of the Acquiring Fund to be
issued and delivered to the Target Fund, for the
account of the Target Fund Shareholders, pursuant to
the terms of this Agreement, have been duly authorized
and, when so issued and delivered, will be duly and
validly issued Acquiring Fund shares, and, upon
receipt of the Target Fund's Assets in accordance with
the terms of this Agreement, will be fully paid and non-assessable by the Acquiring Entity (recognizing that under Massachusetts law, shareholders of an
Acquiring Fund that is a series of PowerShares
Exchange-Traded Fund Trust and/or PowerShares
Exchange-Traded Fund Trust II, under certain
circumstances, could be held personally liable for the obligations of the Acquiring Fund);
      (l)	The Acquiring Entity has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act relating
to the Acquiring Fund;
      (m)	The Acquiring Entity and the Acquiring Fund
have adopted and implemented written policies and
procedures related to insider trading and a code of
ethics that complies with all applicable provisions of
Section 17(j) of the 1940 Act and Rule 17j-1
thereunder;
      (n)	The Acquiring Entity is not under the
jurisdiction of a court in a Title 11 or similar case
within the meaning of Section 368(a)(3)(A) of the
Code;
      (o)	The Acquiring Fund has no unamortized or
unpaid organizational fees or expenses for which it
does not expect to be reimbursed by IPCM or its
affiliates; and
      (p)	As of the effective date of the N-14
Registration Statement, the date of the meeting of
shareholders of the Target Fund and the Closing Date,
the information provided by any Acquiring Fund for use
in the N-14 Registration Statement, including the
documents contained or incorporated therein by
reference will not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that the representations and warranties in this subparagraph shall not apply to
statements in or omissions from the N-14 Registration
Statement made in reasonable reliance upon and in
conformity with information that was furnished by the
Target Fund for use therein.
      4.3.	With respect to each Reorganization, the Target
Entity, on behalf of the Target Fund, and the Acquiring
Entity, on behalf of the Acquiring Fund, represents and
warrants as follows:
      (a)	The fair market value of the Acquiring
Fund's shares that each Target Fund shareholder
receives will be approximately equal to the fair
market value of the Target Fund shares it actually or constructively surrenders in exchange therefor;
      (b)	The fair market value of the Assets will
equal or exceed the Liabilities to be assumed by the
Acquiring Fund and those to which the Assets are
subject;
      (c)	No expenses incurred by the Target Fund or
on its behalf in connection with the Reorganization
will be paid or assumed by the Acquiring Fund or any
other third party unless those expenses are solely and
directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul.
73-54, 1973-1 C.B. 187) ("Reorganization Expenses"),
and no cash or property other than Acquiring Fund
shares will be transferred to the Target Fund or any
of its shareholders with the intention that it be used
to pay any expenses (even Reorganization Expenses)
thereof; and
      (d)	Immediately following consummation of the
Reorganization, other than shares of an Acquiring Fund
issued to IPCM or its affiliate representing de
minimis assets related to the Acquiring Fund's
formation or maintenance of its legal status, (1) the shareholders of the Acquiring Fund will own all the
Acquiring Fund shares and will own those shares solely
by reason of their ownership of the Target Fund shares immediately before the Reorganization; (2) the
Acquiring Fund will hold the same assets and will be
subject to the Liabilities that the Target Fund held
or was subject to immediately before the
Reorganization (for the avoidance of doubt, not
including the Excluded Liabilities); and (3) the
amount of all distributions (other than regular,
normal dividends) Target Fund will make immediately
preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.
5.	COVENANTS OF THE ACQUIRING ENTITY AND THE TARGET
ENTITY
      5.1.	With respect to each Reorganization:
      (a)	The Target Fund will (i) operate its
business in the ordinary course and substantially in
accordance with past practice between the date hereof
and the Closing Date, it being understood that, with
respect to the Target Fund, such ordinary course of
business may include purchases and sales of portfolio securities and other instruments, sales and redemptions of the Target Fund's shares, and the
declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) use its reasonable best efforts to preserve intact its business organization and material
assets and maintain the rights, franchises and
business and customer relations necessary to conduct
the business operations of the Target Fund in the
ordinary course in all material respects.  The
Acquiring Fund shall take such actions as are
customary to the organization of a new series prior to
its commencement of operations.  In order to
facilitate the transfer of Assets at the Closing Date,
IPCM may request in writing that Security Investors,
GFIA and/or GPIM use commercially reasonable efforts,
subject to Security Investors' GFIA's and/or GPIM's
fiduciary duty, as applicable, to limit or cease
portfolio trading on behalf of the Target Fund for a
period of up to three (3) days prior to the Valuation
Date. Security Investors, GFIA and GPIM agree that
they will accommodate such requests to the extent such
trading restrictions are consistent with the
investment objectives, policies and strategies of the
Target Fund and consistent with fulfilling its
fiduciary obligations as an investment adviser,
provided that Security Investors, GFIA and/or GPIM
will not be required to limit or cease portfolio
trading that is necessary or, in the reasonable
judgment of Security Investors, GFIA and/or GPIM
appropriate in connection with a creation or
redemption order placed with the Target Fund by an
"authorized participant" during this time period. No
party shall take any action that would, or would
reasonably be expected to, result in any of its
representations and warranties set forth in this
Agreement being or becoming untrue in any material
respect.
      (b)	The parties hereto shall cooperate in
preparing, and the Acquiring Entity shall file with
the Commission, a registration statement on Form N-14
under the 1933 Act, which shall properly register the
Acquiring Fund shares to be issued in connection with
the Reorganization and include a proxy statement with
respect to the votes of the shareholders of the Target
Fund to approve the Reorganization (the "N-14
Registration Statement").  If at any time prior to the
Closing Date a party becomes aware of any untrue
statement of a material fact or omission to state a
material fact required to be stated therein or
necessary to make the statements made not misleading
in light of the circumstances under which they were
made in respect of the N-14 Registration Statement,
such party shall notify each other party, and the
parties shall cooperate in promptly preparing and
filing with the Commission and, if appropriate,
distributing to shareholders appropriate disclosure
with respect to the item. The Target Fund agrees to
mail or otherwise deliver (e.g., by electronic means
consistent with applicable regulations governing their
use) to its respective shareholders of record entitled
to vote at the special meeting of shareholders at
which action is to be considered regarding this
Agreement, in sufficient time to comply with
requirements as to notice thereof, the
prospectus/proxy statement contained in the N-14
Registration Statement and other documents as are
necessary, which each comply in all material respects
with the applicable provisions of Section 14(a) of the
1934 Act and Section 20(a) of the 1940 Act, and the
rules and regulations, respectively, thereunder.
      (c)	The Target Entity will call a meeting of the
shareholders of the Target Fund to be held prior to
the Closing Date to consider and act upon this
Agreement and to take all other action necessary to
seek to obtain the required shareholder approval of
the transactions contemplated herein.   In the event
that the Target Fund does not achieve a quorum or
receives insufficient votes from shareholders to
approve the proposal, the meeting may be postponed or
adjourned as permitted under the Target Entity's
Governing Documents, applicable law and the N-14
Registration Statement in order to permit further
solicitation of proxies.
      (d)	The Target Fund covenants that the Acquiring
Fund's shares to be issued pursuant to this Agreement
are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
      (e)	The Target Entity will assist the Acquiring
Fund in obtaining such information as the Acquiring
Fund reasonably requests concerning the beneficial
ownership of the Target Fund's shares, and will assist
the Acquiring Fund and IPCM in obtaining copies of any
books and records of the Target Fund from its service
providers reasonably requested by the Acquiring Entity
or IPCM.
      (f)	The Target Entity will provide the Acquiring
Fund with (i) within thirty (30) days of the Closing
Date, a statement of the respective tax basis and
holding period as of the most recent Tax year end of
the Target Fund of all investments to be transferred
by the Target Fund to the Acquiring Fund, (ii) a copy
(which may be in electronic form) of the shareholder
ledger accounts including, without limitation, the
name, address and taxpayer identification number of
each shareholder of record, the number of shares of
beneficial interest held by each shareholder, the
backup withholding and nonresident alien withholding certifications, and notices or records on file with the Target Fund with respect to each shareholder, for
all of the shareholders of record of the Target Fund
as of the close of business on the Valuation Date, who
are to become holders of the Acquiring Fund as a
result of the transfer of Assets (the "Target Fund
Shareholder Documentation"), certified by the Target
Transfer Agent or its President or Vice-President to
the best of their knowledge and belief (for the
avoidance of doubt, the Acquiring Fund anticipates
receiving Target Fund Shareholder Documentation only
with respect to authorized participants who hold
shares of the Target Fund and any other direct holders
of Target Fund shares), (iii) FASB ASC 740-10
(formerly FIN 48) work papers and supporting
statements pertaining to the Target Fund relating to
any taxable years of the Target Fund not closed by the applicable Tax statute of limitations (the "ASC 740-10 Workpapers"), and (iv) the Tax books and records of the Target Fund for purposes of preparing any Tax
returns required by law to be filed for Tax periods
ending after the Closing Date. The information to be
provided under (ii) through (iv) of this sub-section
shall be provided at or prior to the Closing.
      (g)	The Target Fund will prepare and deliver to
the Acquiring Fund at least five (5) business days
prior to the Closing Date a statement of the assets
and the liabilities of the Target Fund as of such date
for review and agreement by the parties to determine
that the Assets and the Liabilities of the Target Fund
are being correctly determined in accordance with the
terms of this Agreement. The Target Fund will deliver
at the Closing a statement of Assets and Liabilities
of the Target Fund as of the Valuation Date, certified
by the Treasurer of the Target Entity.
      (h)	Subject to the provisions of this Agreement,
the Acquiring Fund and the Target Fund will each take,
or cause to be taken, all action, and do or cause to
be done all things, reasonably necessary, proper or
advisable to consummate and make effective the
transactions contemplated by this Agreement.
      (i)	As soon as is reasonably practicable after
the Closing, the Target Fund will make one or more distributions to its shareholders consisting of the shares of the Acquiring Fund received at the Closing
(and any cash in lieu of fractional shares), as set
forth in Section 1.2(d) hereof.
      (j)	The Acquiring Fund and the Target Fund shall
each use their reasonable best efforts prior to
Closing to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement.
      (k)	The Target Fund shall, from time to time, as
and when reasonably requested by the Acquiring Fund,
execute and deliver or cause to be executed and
delivered all such assignments and other instruments,
and will take or cause to be taken such further
action, as the Acquiring Fund may reasonably deem
necessary or desirable in order to vest in and confirm
the Acquiring Fund's title to and possession of all
the Assets and otherwise to carry out the intent and
purpose of this Agreement.
      (l)	The Acquiring Fund shall, from time to time,
as and when reasonably requested by the Target Fund,
execute and deliver or cause to be executed and
delivered all such assumption agreements and other
instruments, and will take or cause to be taken such
further action, as the Target Fund may reasonably deem necessary or desirable in order for the Acquiring Fund to assume the Target Fund's Liabilities and otherwise
to carry out the intent and purpose of this Agreement.
      (m)	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations
required by the 1933 Act, the 1940 Act and such of the
state blue sky or securities laws as may be necessary
in order to continue its operations after the Closing
Date.
      (n)	A statement of any capital loss carryovers,
for U.S. federal income tax purposes, of the Target
Fund, as of the most recent Tax year end of the Target
Fund, along with supporting workpapers providing
information regarding any limitations on the use of
such capital loss carryovers including information on
any built-in gains and built-in losses of the Target
Fund for purposes of applying applicable limitations
on the use of such items under the Code, will be
provided by the Target Entity on behalf of the Target
Fund to the Acquiring Fund prior to Closing if the
Target Fund's most recent Tax year ended on or before
December 31, 2017, otherwise, such statement,
supporting workpapers and information shall be
provided by the Target Entity on behalf of the Target
Fund to the Acquiring Fund within sixty (60) days
after the Closing Date.
      (o)	It is the intention of the parties that each
Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of a Reorganization to qualify as a reorganization with the meaning of Section 368(a) of the Code.


      (p)	At or prior to the Closing, the Target Fund
shall have delivered to the Acquiring Fund copies of:
(i) the federal, state and local income Tax returns
filed by or on behalf of the Target Fund for the prior
three (3) taxable years; (ii) any of the following
that have been issued to or for the benefit of the
Target Fund and which have continuing relevance: (a)
rulings, determinations, holdings or opinions issued
by any federal, state, local or foreign Tax authority
and (b) legal opinions; and (iii) with respect to any
wholly owned subsidiaries of the Target Fund (if any),
any organizational documents, including without
limitation, the declarations of trust, articles of
incorporation and bylaws, together with the board
meeting minutes and consent of directors or trustees
and shareholders.
      (q) 	It is the intention of the parties that the
Acquiring Fund will assume the ticker symbol of the
corresponding Target Fund. The parties agree to take
any and all such actions as may be reasonably
necessary to facilitate the transfer of each Target
Fund's ticker symbol to the corresponding Acquiring
Fund.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET
ENTITY
      6.1.	With respect to each Reorganization, the
obligations of the Target Entity, on behalf of the Target
Fund, to consummate the transactions provided for herein
shall be subject to the performance, or to the extent
legally permissible, the Target Entity's waiver, of the
obligations to be performed by the Acquiring Fund hereunder
on or before the Closing Date and, in addition thereto, the
following conditions:
      (a)	All representations and warranties of the
Acquiring Fund and the Acquiring Entity contained in
this Agreement shall be true and correct in all
material respects as of the date hereof and, except as
they may be affected by the transactions contemplated
by this Agreement, as of the Closing Time, with the
same force and effect as if made on and as of the
Closing Time;
      (b)	The Acquiring Entity shall have delivered to
the Target Fund as of the Closing Time a certificate
executed in its name by its President or Vice
President and Treasurer, in form and substance
reasonably satisfactory to Target Fund and dated as of
the Closing Date, to the effect that the
representations and warranties of or with respect to
the Acquiring Fund made in this Agreement are true and
correct at and as of the Closing Time, except as they
may be affected by the transactions contemplated by
this Agreement;
      (c)	The Acquiring Entity and the Acquiring Fund
shall have performed all of the covenants and complied
with all of the provisions required by this Agreement
to be performed or complied with by the Acquiring
Entity and the Acquiring Fund, on or before the
Closing Time;
      (d)	The Target Fund and the Acquiring Fund shall
have agreed on the number of shares of the Acquiring
Fund to be issued in connection with the
Reorganization after such number has been calculated
in accordance with Section 1.2 hereto;
      (e)	As of the Closing Date, there shall have
been no material change in the investment objectives,
policies and restrictions or any increase in the
investment management fee rate or other fee rates that
the Acquiring Fund is contractually obligated to pay
for services provided to the Acquiring Fund from those
described in the N-14 Registration Statement;
      (f)	The Target Entity shall have received from
the Target Transfer Agent a certificate stating that
it has received from the Acquiring Entity the number
of shares of the Acquiring Fund equal in value to the
value of the shares of the Target Fund as of the time
and date set forth in Section 3; and
      (g)	The Target Entity shall have received on the
Closing Date the opinion of Stradley Ronon Stevens &
Young, LLP ("Stradley Ronon"), counsel to the
Acquiring Entity (which may rely on certificates of
officers or trustees of the Acquiring Entity), dated
as of the Closing Date, covering the following points:
            (i)	PowerShares Exchange-Traded Fund Trust
and PowerShares Exchange-Traded Fund Trust II are each
a voluntary association with transferable shares
(commonly known as a business trust) duly formed,
validly existing, and in good standing under the laws
of the Commonwealth of Massachusetts, and PowerShares
Actively Managed Exchange-Traded Fund Trust and
PowerShares Exchange-Traded Self-Indexed Fund Trust
are each a statutory trust duly formed, validly
existing and in good standing under the laws of the
State of Delaware, and each has the trust power to own
all of the Acquiring Fund's properties and assets and
to carry on its business, including that of the
Acquiring Fund, as a registered investment company;
            (ii)	The Acquiring Entity is a registered
investment company classified as a management company
of the open-end type with respect to each series of
shares it offers, including the Acquiring Fund, under
the 1940 Act, and its registration with the Commission
as an investment company under the 1940 Act is in full
force and effect;
            (iii)	The Agreement has been duly
authorized by the Acquiring Entity on behalf of the
Acquiring Fund and, assuming due authorization,
execution and delivery of the Agreement by the Target
Entity, the Target Fund, Security Investors, GFIA and
GPIM, is a valid and binding obligation of the
Acquiring Entity, on behalf of the Acquiring Fund,
enforceable against it in accordance with its terms,
subject, as to enforcement, to bankruptcy, insolvency,
fraudulent conveyance, reorganization, receivership,
moratorium and other similar laws relating to or
affecting creditors' rights generally, general equity
principles (whether considered in a proceeding in
equity or at law) and to an implied covenant of good
faith and fair dealing;
            (iv)	The Acquiring Fund shares to be issued
to the Target Fund as provided by this Agreement are
duly authorized, upon such delivery will be validly
issued and upon receipt of the Target Fund's Assets
will be fully paid and  non-assessable by the
Acquiring Entity (recognizing that under Massachusetts
law, shareholders of an Acquiring Fund that is a
series of PowerShares Exchange-Traded Fund Trust
and/or PowerShares Exchange-Traded Fund Trust II,
under certain circumstances, could be held personally
liable for the obligations of the Acquiring Fund), and
no shareholder of an Acquiring Fund has any preemptive
rights to subscription or purchase in respect thereof;
and
            (v)	The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated hereby will not, result in a
violation of the Acquiring Entity's Governing
Documents or a breach or default under any material
contract, agreement, instrument or other document
pertaining to, or material to the business or
financial condition of, the Acquiring Fund, or, to the
knowledge of such counsel, result in the acceleration
of any obligation or the imposition of any penalty
under any such agreement.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
ENTITY
      7.1.	With respect to each Reorganization, the
obligations of the Acquiring Entity, on behalf of the
Acquiring Fund, to consummate the transactions provided for
herein shall be subject to the performance, or to the
extent legally permissible, the Acquiring Fund's waiver, of
the obligations to be performed by the Target Fund
hereunder on or before the Closing Date and, in addition
thereto, the following conditions:
      (a)	All representations and warranties of the
Target Entity and the Target Fund contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may
be affected by the transactions contemplated by this
Agreement, as of the Closing Time, with the same force
and effect as if made on and as of the Closing Time;
      (b)	The Target Entity, on behalf of the Target
Fund, shall have delivered to the Acquiring Entity (i)
a statement of the Target Fund's Assets and
Liabilities, as of the Valuation Date, certified by
the Treasurer of the Target Entity, (ii) the Target
Fund Shareholder Documentation, (iii) in electronic
form, to the extent permitted by applicable law, all
information pertaining to, or necessary or useful in
the calculation or demonstration of, the investment
performance of the Target Fund, (iv) the ASC 740-10
Workpapers, and (v) a statement of any capital loss
carryovers as of the most recent Tax year end of the
Target Fund along with supporting workpapers providing
information regarding any limitations on the use of
such capital loss carryovers including information on
any built-in gains and built-in losses of the Target
Fund for purposes of applying applicable limitations
on the use of such items under the Code if the Target
Fund's most recent Tax year ended on or before
December 31, 2017, as provided in Section 5(n).  The
information to be provided under (iii) of this
subsection shall be provided at least thirty (30) days
before the Closing Date and the information to be
provided under (i), (ii), (iv) and (v) of this
subsection shall be provided on the Closing Date;
      (c)	The Target Entity shall have delivered to
the Acquiring Entity as of the Closing Time a
certificate executed in its name by its President or
Vice President and Treasurer, in form and substance
satisfactory to the Acquiring Fund and dated as of the
Closing Date, to the effect that the representations
and warranties of or with respect to the Target Fund
made in this Agreement are true and correct at and as
of the Closing Time;
      (d)	The Target Custodian and the Target Transfer
Agent shall have delivered the certificates
contemplated by Sections 3.2(b), 3.2(d) of this
Agreement, respectively, and the Target Transfer Agent
or the Target Fund's President or Vice President shall
have delivered the certificate contemplated by Section
5.1(f) of this Agreement, each duly executed by an
authorized officer of the Target Custodian, the Target
Transfer Agent, the Target Fund's President or the
Target Fund's Vice President, as applicable;
      (e)	The Target Entity and the Target Fund shall
have performed all of the covenants and complied with
all of the provisions required by this Agreement to be
performed or complied with by the Target Entity and
the Target Fund, on or before the Closing Time;
      (f)	The Target Fund and the Acquiring Fund shall
have agreed on the number of shares of the Acquiring
Fund set forth on Exhibit A hereto to be issued in
connection with the Reorganization after such number
has been calculated in accordance with Section 1.2
hereto;
      (g)	Unless the Target Fund has been advised by
the Acquiring Fund that the Acquiring Fund will
deliver an opinion of counsel that the Reorganization
qualifies as a "reorganization" under Section
368(a)(1)(F) of the Code, the Target Fund shall have
declared and paid a distribution or distributions
prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (A) all of Target Fund's
investment company taxable income (determined without
regard to any deductions for dividends paid) for the
taxable year ended prior to the Closing Date and all
of such investment company taxable income for the
short taxable year beginning on the first day of its
current taxable year and ending on the Closing Date
and (B) all of Target Fund's net capital gain
recognized in its taxable year ended prior to the
Closing Date and all of any such net capital gain
recognized in the short taxable year beginning on the
first day of its current taxable year and ending on
the Closing Date (in each case after reduction for any
capital loss carryover);
      (h)	The Target Entity shall have duly executed
and delivered to the Acquiring Entity, on behalf of
the Target Fund, such bills of sale, assignments,
certificates and other instruments of transfer,
including transfer instructions to the Target
Custodian and instructions to the Acquiring Fund's
transfer agent as the Acquiring Entity may reasonably
deem necessary or desirable to evidence the transfer
to the Acquiring Fund by the Target Fund all of the
right, title and interest of the Target Fund in and to
the respective Assets of the Target Fund. In each
case, the Assets of the Target Fund shall be
accompanied by all necessary state stock transfer
stamps or cash for the appropriate purchase price
therefor;
      (i)	The Acquiring Entity shall have received at
the Closing: (i) a certificate of an authorized
signatory of the Target Custodian stating that the
Assets of the Target Fund have been delivered to the
Acquiring Fund; (ii) a certificate of an authorized
signatory from the custodian for the Acquiring Fund
stating that the Assets of the Target Fund have been
received; (iii) a certificate of an authorized officer
of the Target Transfer Agent confirming that the
transfer agent has delivered its records containing
the names and addresses of the record holders of the
Target Fund's shares and the number and percentage (to
four decimal places) of ownership of the Target Fund
owned by each such holder as of the Valuation Date;
and (iv) the Tax books and records of the Target Fund,
including but not limited to, for purposes of
preparing any Tax Returns required by law to be filed
after the Closing Date;
      (j)	As of the Closing Date, there shall have
been no material change in the investment objectives,
policies and restrictions or any increase in the
investment management fee rate or other fee rates that
the Target Fund is contractually obligated to pay for
services provided to the Target Fund from those
described in the N-14 Registration Statement; and
      (k)	The Acquiring Entity shall have received on
the Closing Date an opinion of counsel to each Target
Entity (which may rely on certificates of officers or
trustees of the Target Entity), covering the following
points:
            (i)	The Target Entity is a statutory trust,
duly organized, validly existing and in good standing
under the laws of the State of Delaware, and has the
power under its Governing Documents to own all of
Target Fund's properties and assets, and to conduct
its business, including that of the Target Fund, as
described in its organizational documents or in the
most recently filed registration statement of the
Target Fund;
            (ii)	The Target Entity is a registered
investment company classified as a management company
of the open-end type with respect to itself and, if
applicable, each series of shares it offers, including
the Target Fund, under the 1940 Act, and its
registration with the Commission as an investment
company under the 1940 Act is in full force and
effect;
            (iii)	The Agreement has been duly
authorized by the Target Entity on behalf of Target
Fund and, assuming due authorization, execution and
delivery of the Agreement by the Acquiring Entity and
the Acquiring Fund, is a valid and binding obligation
of the Target Entity, on behalf of the Target Fund,
enforceable against the Target Entity in accordance
with its terms, subject, as to enforcement, to
bankruptcy, insolvency, fraudulent conveyance,
reorganization, receivership, moratorium and other
similar laws relating to or affecting creditors'
rights generally, general equity principles (whether
considered in a proceeding in equity or at law) and to
an implied covenant of good faith and fair dealing;
and
            (iv)	The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated hereby will not, result in a
violation of, as appropriate, the Target Entity's
Governing Documents or a breach or default under any
material contract, agreement, instrument or other
document pertaining to, or material to the business or
financial condition of, the Target Fund, or, to the
knowledge of such counsel, result in the acceleration
of any obligation or the imposition of any penalty
under any such agreement.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING ENTITY AND THE TARGET ENTITY
      With respect to each Reorganization, if any of the
conditions set forth below have not been satisfied on or
before the Closing Date with respect to the Target Fund or
the Acquiring Fund, the Acquiring Entity or Target Entity, respectively, shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
      8.1.	The Agreement shall have been approved by the
requisite vote of the holders of the outstanding shares of
the Target Fund in accordance with the provisions of the
Target Entity's Governing Documents, applicable law of the
State of Delaware, and the 1940 Act, and certified copies
of the voting record from the proxy solicitor evidencing
such approval shall have been delivered to the Acquiring
Fund.  Notwithstanding anything herein to the contrary,
neither the Target Fund nor the Acquiring Fund may waive
the conditions set forth in this Section 8.1;
      8.2.	The Agreement and transactions contemplated
herein shall have been approved by the board of trustees of
the Target Entity and the board of trustees of the
Acquiring Entity and each party shall have delivered to the
other party a copy of the resolutions approving this
Agreement and the transactions contemplated in connection
herewith adopted by such party's board of trustees,
certified by the secretary or equivalent officer.
Notwithstanding anything herein to the contrary, neither
the Target Fund nor the Acquiring Fund may waive the
conditions set forth in this Section 8.2;
      8.3.	On the Closing Date, no action, suit or other
proceeding shall be pending or, to the Target Entity's or
the Acquiring Entity's knowledge, threatened before any
court or governmental agency in which it is sought to
restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
      8.4.	All consents of other parties and all other
consents, orders and permits of federal, state and local
regulatory authorities deemed necessary by the Acquiring
Fund or Target Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not result in a material adverse effect on the Acquiring Fund or the Target Fund,
provided that either party hereto may for itself waive any
of such conditions;
      8.5.	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending
the effectiveness thereof shall have been issued and, to
the best knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been instituted
or be pending, threatened or contemplated under the 1933
Act;
      8.6.	The Target Entity and the Acquiring Entity shall
have received on or before the Closing Date an opinion of
Stradley Ronon in form and substance reasonably acceptable
to the Target Entity and the Acquiring Entity, as to the
matters set forth on Schedule 8.6.  In rendering such
opinion, Stradley Ronon may request and rely upon
representations contained in certificates of officers of
the Target Entity, the Acquiring Entity and others, and the officers of the Target Entity and the Acquiring Entity shall use their best efforts to make available such
truthful certificates.  Such opinion shall contain such
limitations as shall be in the opinion of Stradley Ronon appropriate to render the opinions expressed therein.
Subject to receipt of the certificates referenced in this
Section 8.6 and absent a change of law or change of fact
between the date of this Agreement and the Closing, the
Acquiring Fund agrees that such opinion shall state that
the Reorganization will qualify as a "reorganization" under
Section 368(a)(1)(F) of the Code.  Notwithstanding anything
herein to the contrary, neither the Acquiring Entity nor
the Target Entity may waive the conditions set forth in
this paragraph 8.6;
      8.7.		All of the transactions contemplated by the
Transaction Agreement have been consummated.
9.	BROKERAGE FEES AND EXPENSES
      9.1.	The parties hereto represent and warrant to each
other that there are no brokers or finders entitled to
receive any payments in connection with the transactions
provided for herein.
      9.2.	IPCM, Security Investors, GFIA and GPIM will bear
or arrange for an entity under common ownership thereof to
bear all of the expenses of the Target Entity and Acquiring
Entity relating to the Reorganizations, whether or not the Reorganizations are consummated. The costs of the
Reorganizations shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, terminating any existing
agreements or contracts to which the Target Entity is a
party (including any penalties payable in connection with
such termination), organizing each Acquiring Fund,
preparation, printing and distribution of the N-14
Registration Statement for each Reorganization (including
the prospectus/proxy statement contained therein), legal
fees, accounting fees, and expenses of holding
shareholders' meetings.  Notwithstanding the foregoing,
Security Investors, GFIA, GPIM, or an entity under common
ownership thereof will be solely responsible for any costs associated with terminating existing agreements between each Target Entity and Rydex Fund Services, LLC (now MUFG
Investor Services (US), LLC) or its affiliates.
10.	COOPERATION AND EXCHANGE OF INFORMATION
	With respect to each Reorganization, prior to the
Closing and for a reasonable time thereafter, the Target
Entity and the corresponding Acquiring Entity will provide
each other and their respective representatives with such cooperation, assistance and information as is reasonably necessary (i) for the filing of any Tax Return, for the
preparation for any audit, and for the prosecution or
defense of any claim, suit or proceeding relating to any
proposed adjustment, or (ii) for any financial accounting
purpose.  Each such party or their respective agents will
retain until the applicable period for assessment under
applicable law (giving effect to any and all extensions or
waivers) has expired all returns, schedules and work papers
and all material records or other documents relating to Tax
matters and financial reporting of tax positions of the
Target Fund and the Acquiring Fund for its taxable period
first ending after the Closing of the applicable
Reorganization and for all prior taxable periods for which
the statute of limitation had not run at the time of the
Closing, provided that a Target Entity shall not be
required to maintain any such documents that it has
delivered to the Acquiring Fund.
11.	INDEMNIFICATION
      11.1.	With respect to a Reorganization, the applicable
Acquiring Entity, out of the assets of the Acquiring Fund,
agrees to indemnify and hold harmless the Target Entity and
each of the Target Entity's officers and trustees from and
against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of
investigation) to which, jointly and severally, the Target
Entity or any of its trustees or officers may become
subject, insofar as such loss, claim, damage, liability or
expense (or actions with respect thereto) arises out of or
is based on any breach by the Acquiring Entity, on behalf
of the Acquiring Fund, of any of its representations,
warranties, covenants or agreements set forth in this
Agreement.  This indemnification obligation shall survive
the termination of this Agreement and the closing of the
Reorganization.
      11.2.	With respect to a Reorganization, the applicable
Target Entity, out of the assets of the Target Fund, agrees
to indemnify and hold harmless the applicable Acquiring
Entity and its officers and trustees from and against any
and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which,
jointly and severally, the Acquiring Entity or any of its
trustees or officers may become subject, insofar as such
loss, claim, damage, liability or expense (or actions with
respect thereto) arises out of or is based on any breach by
the Target Entity, on behalf of the Target Fund, of any of
its representations, warranties, covenants or agreements
set forth in this Agreement.  This indemnification
obligation shall survive the termination of this Agreement
and the closing of the Reorganization.
12.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS
      12.1.	Except as described in Section 9.2, each party
agrees that no party has made any representation, warranty
or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.
      12.2.	The representations, warranties and covenants
contained in this Agreement or in any document delivered
pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
The covenants to be performed after the Closing shall
survive the Closing.
13.	TERMINATION
	In addition, this Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to one or more (or all) Reorganizations at any time
prior to the Closing Date by:  (i) resolution of the either
the board of trustees of the Acquiring Entity or the board
of trustees of the Target Entity if circumstances should
develop that, in the opinion of that board, make proceeding
with the Agreement not in the best interests of the
shareholders of the Acquiring Fund or the Target Fund, respectively; (ii) mutual agreement of the parties; (iii)
either the Acquiring Entity or the Target Entity if the
Closing shall not have occurred on or before September 28,
2018; unless such date is extended by mutual agreement of
the Acquiring Entity and the Target Entity; or (iv) any
party if one or more other parties shall have materially
breached its obligations under this Agreement or made a
material misrepresentation herein or in connection herewith
which would render a condition set forth in this Agreement
unable to be satisfied.  In the event of any such
termination, this Agreement shall become void and there
shall be no liability hereunder on the part of any party or
their respective directors/trustees or officers, except for
(a) any such material breach or intentional
misrepresentation or (b) the parties' respective
obligations under Sections 9.2 and 11, as to each of which
all remedies at law or in equity of the party adversely
affected shall survive. Further, this Agreement shall
automatically terminate upon the termination of the
Transaction Agreement.
14.	AMENDMENTS
      This Agreement may be amended, modified or
supplemented in a writing signed by the parties hereto to
be bound by such Amendment; provided, however, that
following the meeting of the shareholders of the Target
Fund called pursuant to Section 5.1(c) of this Agreement,
no such amendment may have the effect of changing the
provisions for determining the number of shares of the
Acquiring Fund to be issued to the shareholders of the
Target Fund under this Agreement to the detriment of such shareholders without their further approval.
15.	NOTICES
	Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic
delivery, personal service or prepaid or certified mail
addressed to:
            For each Target Entity:
            Claymore Exchange-Traded Fund Trust
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            Claymore Exchange-Traded Fund Trust 2
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            Rydex ETF Trust
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Security Investors, LLC:
            Security Investors, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Guggenheim Funds Investment Advisors, LLC:
            227 West Monroe Street, 7th Floor
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com
with a copy to:
            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Guggenheim Partners Investment Management,
LLC:
            Guggenheim Partners Investment Management, LLC
            100 Wilshire Blvd., Suite 500
            Santa Monica, CA 90401
            Fax:  (310) 576-1271
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com
with a copy to:
            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

For each Acquiring Entity
            11 Greenway Plaza, Suite 1000
            Houston, TX  77046
            Fax:  713-993-9185
            Attn: General Counsel
with a copy to:
Bruce G. Leto
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098
Fax: (215) 564-8120
For Invesco PowerShares Capital Management LLC:
            3500 Lacey Road, Suite 700
            Downers Grove, Illinois 60515
            Fax:  630-684-6292
Attn: Anna Paglia
16.	HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT;
LIMITATION OF LIABILITY
      16.1.	The Article and Section headings contained in
this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of this
Agreement.
      16.2.	This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.
      16.3.	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective
successors and assigns, but no assignment or transfer
hereof or of any rights or obligations hereunder shall be
made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm
or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      16.4.	This agreement may be executed in any number of
counterparts, each of which shall be considered an
original.
      16.5.	The Target Entity is a Delaware statutory trust
organized in series of which each Target Fund constitutes
one such series. With respect to each Reorganization, the
Target Entity is executing this Agreement on behalf of the
Target Fund only. Pursuant to the Declaration of Trust of
the Target Entity and Section 2804(a) of the Delaware
Statutory Trust Act, there is a limitation on liability of
each series such that (a) the debts, liabilities,
obligations and expenses incurred, contracted or otherwise existing with respect to the Target Fund are enforceable against the assets of that Target Fund only, and not
against the assets of the Target Entity generally or the
assets of any other series thereof, and (b) none of the
debts, liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect to the
Target Entity generally or with respect to any other series thereof are enforceable against the assets of such Target
Fund.
      16.6.	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of
their respective directors or trustees, shareholders,
nominees, officers, agents, or employees personally, but,
except as provided in Sections 9.2, 11.1 and 11.2 hereof,
shall bind only the property of the applicable Target Fund
or the applicable Acquiring Fund as provided in the
Governing Documents of the applicable Target Entity or the applicable Acquiring Entity, respectively. The execution and delivery by such officers shall not be deemed to have
been made by any of them individually or to impose any
liability on any of them personally, but shall bind only
the property of such party.
17.	PUBLICITY/CONFIDENTIALITY
      17.1.	The parties shall cooperate on determining the
manner in which any public announcements or similar
publicity with respect to this Agreement or the
transactions contemplated herein are made, provided that
nothing herein shall prevent either party from making such
public announcements as may be required by law, in which
case the party issuing such statement or communication
shall use all reasonable commercial efforts to advise the
other party prior to such issuance.
      17.2.	The Target Entity, the Acquiring Entity and IPCM
(for purposes of this Section 17, the "Protected Persons")
will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in confidence, and not disclose to any other person, and
not use in any way except in connection with the
transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this
Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of
consents or waivers as contemplated by this Agreement;
(ii) if required by court order or decree or applicable
law; (iii) if it is publicly available through no act or
failure to act of such party; (iv) it if was already known
to such party on a non-confidential basis on the date of
receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation,
the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.
      17.3.	In the event of a termination of this Agreement,
the Protected Persons agree that they along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or
(v) if it is otherwise expressly provided for herein.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Acquiring Fund and Target Fund.

PowerShares Exchange-
Traded Fund Trust, on
behalf of its series
identified on Exhibit A
hereto
By:   /s/ Anna Paglia
	Name:	Anna Paglia
	Title:      Secretary


PowerShares Exchange-Traded
Fund Trust II, on behalf of
its series identified on
Exhibit A hereto
By:   /s/ Anna Paglia
	Name:	Anna Paglia
	Title:      Secretary

PowerShares Actively
Managed Exchange-Traded
Fund Trust, on behalf of
its series identified on
Exhibit A hereto
By:   /s/ Anna Paglia
	Name:	Anna Paglia
	Title:      Secretary



PowerShares Exchange-Traded
Self-Indexed Fund Trust, on
behalf of its series
identified on Exhibit A
hereto
By:   /s/ Anna Paglia
	Name:	Anna Paglia
	Title:      Secretary


Rydex ETF Trust, on behalf
of its series identified
on Exhibit A hereto

By:   /s/ Amy J.Lee
	Name:	Amy J. Lee
	Title:      President


Claymore Exchange-Traded
Fund Trust, on behalf of
its series identified on
Exhibit A hereto
By:   /s/ Amy J. Lee
	Name:	Amy J. Lee
	Title:  Vice President and
	Chief Legal Officer

Claymore Exchange-Traded
Fund Trust 2, on behalf of
its series identified on
Exhibit A hereto
By:   /s/ Amy J.Lee_
	Name:	Amy J. Lee
	Title:   Vice President
	and Chief Legal Officer

Invesco PowerShares Capital
Management LLC, solely with
respect to Sections 1.2(f),
5.1(a), 9.2, 14 and 16.
By:   /s/ Anna Paglia
	Name:   Anna Paglia
	Title: Secretary, Head of
	Legal-PowerShares



Security Investors, LLC,
solely with respect to
1.2(f), 5.1(a), 5.1(e),
9.2, 14 and 16.3

By:   /s/ Amy J. Lee
        Name:	Amy J. Lee
	Title: Senior Vice
	President and Secretary

Guggenheim Partners
Investment Management,
LLC, solely with respect
to 1.2(f), 5.1(a), 5.1(e),
9.2, 14 and 16.3
By:   /s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:    Attorney-
	in-Fact

Guggenheim Funds Investment
Advisors, LLC, solely with
respect to 1.2(f), 5.1(a),
5.1(e), 9.2, 14 and 16.3
By:   /s/ Amy J. Lee
	Name: Amy J. Lee
	Title: Senior Vice
	President and Secretary

EXHIBIT A

CHART OF REORGANIZATIONS

The following information will be presented in the following manner.

Acquiring Fund and Acquiring Entity
Corresponding Target Fund and Target Entity



PowerShares Exchange-Traded Fund Trust


PowerShares S&P 100(r) Equal Weight Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 100(r) Equal Weight ETF,
 a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Consumer Discretionary Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Consumer Discretionary ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Consumer Staples Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Consumer Staples ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Energy Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Energy ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Financials Portfolio,
  a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Financials ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Health Care Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Health Care ETF, a series of Rydex ETF Trust


PowerShares S&P 500(r) Equal Weight Industrials Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Industrials ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Materials Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Materials ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Real Estate Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Real Estate ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Technology Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Technology ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Utilities Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Equal Weight Utilities ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Pure Growth Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Pure Value Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Top 50 Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P 500(r) Top 50 ETF, a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r) Equal Weight Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P MidCap 400(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r) Pure Growth Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P MidCap 400(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r) Pure Value Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P MidCap 400(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Equal Weight Portfolio
, a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P SmallCap 600(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Pure Growth Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P SmallCap 600(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Pure Value Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P SmallCap 600(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares Dow Jones Industrial Average Dividend Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim Dow Jones Industrial Average Dividend ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Insider Sentiment Portfolio, a series of PowerShares
Exchange-Traded Fund Trust
Guggenheim Insider Sentiment ETF,
 a series of Claymore Exchange-Traded Fund Trust

PowerShares Zacks Mid-Cap Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim Mid-Cap Core ETF,
 a series of Claymore Exchange-Traded Fund Trust

PowerShares Zacks Multi-Asset Income Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim Multi-Asset Income ETF,
 a series of Claymore Exchange-Traded
Fund Trust

PowerShares S&P Spin-Off Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Guggenheim S&P Spin-Off ETF,
 a series of Claymore Exchange-Traded Fund Trust

PowerShares Wilshire Micro-Cap Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust
Wilshire Micro-Cap ETF,
 a series of Claymore Exchange-Traded Fund Trust



PowerShares Exchange-Traded Fund Trust II


PowerShares MSCI Emerging Markets Equal Country Weight Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim MSCI Emerging Markets Equal Country Weight ETF, a series of Rydex ETF Trust

PowerShares S&P Global Dividend Opportunities Index Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim S&P Global Dividend Opportunities Index ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares China All-Cap Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim China All-Cap ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares China Real Estate Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim China Real Estate ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Frontier Markets Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim Frontier Markets ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Zacks International Multi-Asset Income Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim International Multi-Asset Income ETF, a series of Claymore Exchange-Traded Fund Trust 2

PowerShares MSCI Global Timber Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim MSCI Global Timber ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares S&P Global Water Index Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim S&P Global Water Index ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Shipping Portfolio,
 a series of PowerShares Exchange-Traded Fund Trust II
Guggenheim Shipping ETF,
 a series of Claymore Exchange-Traded Fund Trust 2


PowerShares Actively Managed Exchange-Traded Fund Trust


PowerShares Ultra Short Duration Portfolio,
 a series of PowerShares Actively Managed Exchange-Traded Fund Trust Guggenheim Ultra Short Duration ETF,
 a series of Claymore Exchange-Traded Fund Trust

PowerShares Total Return Bond Portfolio,
 a series of PowerShares Actively Managed Exchange-Traded Fund Trust Guggenheim Total Return Bond ETF,
 a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Exchange-Traded Self-Indexed Fund Trust

PowerShares Multi-Factor Large Cap Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim Multi-Factor Large Cap ETF, a series of Rydex ETF Trust

PowerShares BulletShares 2018 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2018 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2019 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2019 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2020 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2020 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2021 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2021 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2022 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2022 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2023 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2023 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2023 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2024 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2024 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2024 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2025 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2025 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2026 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2026 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2027 Corporate Bond Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim BulletShares 2027 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Defensive Equity Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim Defensive Equity ETF,
 a series of Claymore Exchange-Traded Fund Trust

PowerShares U.S. Large Cap Optimized Volatility Portfolio,
 a series of PowerShares Exchange-Traded Self-Indexed Fund Trust
Guggenheim U.S. Large Cap Optimized Volatility ETF, a series of Claymore Exchange-Traded Fund Trust 2



Schedule 1.2(c)
Excluded Liabilities
[Which may be modified until Closing]

1.	Any payments or liabilities associated with the
termination of the following agreements:
a.	Fund Administration Agreement, dated May 14,
2013, between Rydex Fund Services, LLC (now MUFG
Investor Services (US), LLC), and Claymore
Exchange-Traded Funds Trust and Claymore
Exchange-Traded Funds Trust 2, as amended July
20, 2016.
b.	Administration Agreement, dated June 10, 2013,
between Rydex Funds Services, LLC (now MUFG
Investor Services (US), LLC) and Rydex ETF Trust,
as amended July 22, 2016.
2.	Asserted and potential claims stemming from the tax
treatment of prearranged trades with authorized participants custom rebalance baskets.


Schedule 8.6
Tax Opinions

      With respect to each Reorganization:
      (i)	The acquisition by the Acquiring Fund of all of
the Assets of the Target Fund, as provided for in the
Agreement, in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund, followed by the distribution by the Target
Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each
will be a "party to the reorganization" within the meaning
of Section 368(b) of the Code.
      (ii)	No gain or loss will be recognized by the Target
Fund upon the transfer of all of its Assets to, and
assumption of its Liabilities by, the Acquiring Fund in
exchange solely for Acquiring Fund shares pursuant to
Section 361(a) and Section 357(a) of the Code.
      (iii)	No gain or loss will be recognized by the
Acquiring Fund upon the receipt by it of all of the Assets
of the Target Fund in exchange solely for the assumption of
the Liabilities of the Target Fund and issuance of the
Acquiring Fund shares pursuant to Section 1032(a) of the
Code.
      (iv)	No gain or loss will be recognized by the Target
Fund upon the distribution of the Acquiring Fund shares by
the Target Fund to its shareholders in complete liquidation
(in pursuance of the Agreement) pursuant to Section
361(c)(1) of the Code.
      (v)	The tax basis of the Assets of the Target Fund
received by the Acquiring Fund will be the same as the tax
basis of such Assets in the hands of the Target Fund
immediately prior to the transfer pursuant to Section
362(b) of the Code.
      (vi)	The holding periods of the Assets of the Target
Fund in the hands of the Acquiring Fund will include the
periods during which such Assets were held by the Target
Fund pursuant to Section 1223(2) of the Code.
      (vii)	No gain or loss will be recognized by the
shareholders of the Target Fund upon the exchange of all of their Target Fund shares for the Acquiring Fund shares pursuant to Section 354(a) of the Code.
      (viii)	The aggregate tax basis of the Acquiring
Fund shares to be received by each shareholder of the
Target Fund will be the same as the aggregate tax basis of Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.
      (ix)	The holding period of Acquiring Fund shares
received by a shareholder of the Target Fund will include
the holding period of the Target Fund shares exchanged
therefor, provided that the shareholder held Target Fund
shares as a capital asset on the date of the exchange
pursuant to Section 1223(1) of the Code.
      (x)	For purposes of Section 381 of the Code, the
Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-
1(b) of the Income Tax Regulations, the items of Target
Fund described in Section 381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and, if applicable, the Income Tax Regulations promulgated thereunder.
This opinion does not address the tax consequences of the Reorganization to contracts or securities on which gain or loss is recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.